Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Smart for Life, Inc.

Doral, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration on Form S-1 of Smart for Life, Inc., of our reports dated August 11, 2021 relating to the financial statements at and for the year ended December 31, 2020 and 2019, respectively.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Sunrise, Florida

February 10, 2022